SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 29, 2014
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Company’s Stock Incentive Plan that would (i) increase by 4,000,000 the total number of shares of common stock available in the share pool for the grant of stock options, restricted stock, restricted stock units and performance share awards under the Stock Incentive Plan, and (ii) explicitly prohibit, in the absence of stockholder approval, the repricing or replacing of outstanding stock options. The Company’s stockholders approved the proposed amendments to the Stock Incentive Plan at the Company’s 2014 Annual Meeting of Stockholders held on May 29, 2014 (the “2014 Annual Meeting”).

For additional detail concerning the terms and conditions of the Stock Incentive Plan, please refer to the discussion in the Company’s Proxy Statement for the 2014 Annual Meeting as filed with the Securities and Exchange Commission on April 21, 2014 (the “2014 Proxy Statement”) under the caption “Approval of Amendment and Restatement of the Company’s Stock Incentive Plan (Proposal No. 4 on the proxy card).” The preceding description of the Stock Incentive Plan amendments and the discussion of the terms and conditions of the Stock Incentive Plan contained in the 2014 Proxy Statement are both qualified in their entirety by reference to the full text of the Stock Incentive Plan, as amended, a copy of which is appended to the 2014 Proxy Statement as Annex A.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2014 Annual Meeting held on May 29, 2014, the stockholders of the Company approved an amendment to its Restated Certificate of Incorporation to increase the authorized shares of the Company’s common stock from 200 million to 300 million shares. This description of the amendment to the Restated Certificate of Incorporation is qualified in its entirety by reference to the complete text of the Certificate of Amendment of Restated Certificate of Incorporation as filed with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Company held its 2014 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2014 Annual Meeting was described in detail in the Company’s 2014 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal No. 1): Stockholders re-elected each of the following Directors:

	For	Against	Abstentions	Broker Non-Votes

Richard A. Abdoo	58,400,460	1,234,261	492,408	49,455,325
John S. Brinzo	58,456,064	1,177,758	493,308	49,455,325
Dennis C. Cuneo	58,556,281	1,066,826	504,022	49,455,325
Mark G. Essig	58,569,453	1,055,760	501,917	49,455,325
William K. Gerber	58,590,808	1,039,508	496,814	49,455,325
Robert H. Jenkins	58,411,622	1,224,779	493,728	49,455,325
Ralph S. Michael, III	58,518,093	1,113,347	495,689	49,455,325
Shirley D. Peterson	58,434,896	1,200,803	491,430	49,455,325
Dr. James A. Thomson	58,447,310	1,187,396	492,423	49,455,325
James L. Wainscott	58,009,647	1,644,441	473,041	49,455,325
Vicente Wright	58,578,980	1,033,701	514,448	49,455,325

2.
Ratification of independent registered public accounting firm (Proposal No. 2): Stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

For	Against	Abstentions
107,807,462	1,101,250	673,743

3.	Advisory vote on Named Executive Officer compensation (Proposal No. 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
56,828,609	2,691,442	607,078	49,455,325

4.	Approval of the amendment and restatement of the Company’s Stock Incentive Plan (Proposal No. 4): Stockholders approved the amendment and restatement of the Company’s Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
56,567,614	3,021,111	538,404	49,455,325

5.
Approval of the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 5): Stockholders approved the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

For	Against	Abstentions
99,516,356	9,103,641	962,458

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		3.1	Certificate of Amendment of Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: June 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate Of Amendment Of Restated Certificate Of Incorporation